UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 24, 2004

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239

(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center	Princeton, NJ 08540

(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

901 Marquette Avenue, Suite 2300, Minneapolis, MN 55402
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 24, 2004, NRG Energy, Inc., or the Company, and its subsidiary NRG Power Marketing Inc., or PMI, entered into an amendment and restatement of their existing $1.45 billion seven-year secured revolving credit facility, dated as of December 23, 2003, and scheduled to expire in December 2010, or the Original Facility, which amended and restated the Original Facility with a $950 million seven-year secured revolving credit facility, dated as of December 24, 2004 and scheduled to expire in December 2011, or the Amended Facility. The Amended Facility was entered into among the Company, PMI, the Lenders from time to time party thereto, Credit Suisse First Boston and Goldman Sachs Credit Partners L.P., as joint lead book runners and joint lead arrangers and as co-documentation agents, Credit Suisse First Boston, as administrative agent and as collateral agent, and Goldman Sachs Credit Partners L.P., as syndication agent.

The Original Facility had been entered into among the Company, PMI, the Lenders from time to time party thereto, Credit Suisse First Boston, acting through its Cayman Islands Branch, and Lehman Brothers Inc., as joint lead book runners and joint lead arrangers, Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent and as collateral agent, Lehman Commercial Paper Inc., as syndication agent, and General Electric Capital Corporation, as revolver agent.

The proceeds of the Amended Facility will be used solely to re-evidence and/or to pay amounts outstanding under the Original Facility, and for the working capital requirements and general corporate purposes of the Company and certain of its subsidiaries. The extensions of credit under the Amended Facility are subject to periodic interest payments, commitment fees and various other fees, as described in the Amended Facility.

As with the Original Facility, the Amended Facility contains various covenants, including among other things, meeting certain financial tests, and limitations with respect to: distributions, dividends, payment of certain indebtedness, transactions with affiliates, investments and acquisitions, incurrence of additional indebtedness, liens, asset dispositions, and other customary restrictions.

Also as with the Original Facility, the Company and its subsidiaries are subject to customary defaults under the Amended Facility, including, among other things, payment defaults, the failure to meet financial tests, material inaccuracies of representations and warranties, breach of covenants, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, and the occurrence of certain change of control events. Like the Original Facility, a default under the Amended Facility would permit the participating financial institutions to restrict the Company’s and PMI’s ability to further access the Amended Facility for advances and letters of credit and to require the immediate repayment of any outstanding advances under the Amended Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On December 27, 2004, the Company issued a press release announcing that it had entered into the Amended Facility. A copy of this press release is being furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated December 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)
By:	/s/ TIMOTHY W. J. O’BRIEN
Timothy W. J. O’Brien
Vice President, Secretary and General Counsel

Dated: December 27, 2004

Exhibit Index

Exhibit
Number	Document
99.1	Press Release, dated December 27, 2004